UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of New Recruit Plan

On January 25, 2006, the Board of Directors of Rackable Systems, Inc., a Delaware corporation, adopted the Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan (the “New Recruit Plan”), an equity incentive plan for granting equity incentive awards, such as nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards, and other stock awards, only to new hires of Rackable Systems. Pursuant to the New Recruit Plan, 1,000,000 shares of Rackable Systems’ common stock is reserved for issuance to newly hired employees of Rackable Systems. The New Recruit Plan was adopted without stockholder approval in reliance of the “inducement grant exception” provided by Rule 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

The New Recruit Plan is attached hereto as Exhibit 10.1, and the Form of Stock Option Agreement for use in grants under the New Recruit Plan is attached hereto as Exhibit 10.2, and the description of the New Recruit Plan is qualified in its entirety by reference to such exhibits.

Election of Chairman of the Board

On January 25, 2006, the Board of Directors of Rackable Systems appointed Ronald D. Verdoorn, one of Rackable Systems’ directors, as the Chairman of the Board. As a result of such appointment, Mr. Verdoorn is entitled to receive, in addition to his other compensation as a director of Rackable Systems, an additional $10,000 per year for his service as Chairman of the Board.

Establishment of Executive Officer Compensation

On January 25, 2006, the Compensation Committee of the Board of Directors of Rackable Systems determined the amount of the performance bonuses for Thomas K. Barton, Rackable Systems’ Chief Executive Officer and President, and Todd Ford, Rackable Systems’ Executive Vice President of Operations and Chief Financial Officer, for 2005. Based on Rackable Systems’ performance, the Compensation Committee determined that Mr. Barton’s 2005 full year bonus is $262,500, and that Mr. Ford’s 2005 full year bonus is $150,000.

Reimbursement of Legal Expenses

On January 25, 2006, the Compensation Committee of the Board of Directors of Rackable Systems determined to reimburse its founders, Giovanni Coglitore, Nikolai Gallo and Jack Randall, for their legal expenses incurred in connection with Rackable Systems’ public offering that occurred in December 2005, collectively in the amount of approximately $43,000, plus an additional amount to cover taxes on such reimbursement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2006, Giovanni Coglitore, a director of Rackable Systems, resigned from the Board of Directors of Rackable Systems. Mr. Coglitore will continue in his role with Rackable Systems as its Chief Technical Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan

10.2	Form of Stock Option Agreement under the Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: January 30, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan

10.2	Form of Stock Option Agreement under the Rackable Systems, Inc. 2006 New Recruit Equity Incentive Plan.